UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

February 19, 2008
(February 13, 2008)
(Date of earliest event reported)

GSI COMMERCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

(610) 491-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 13, 2008, GSI Commerce, Inc.("GSI") completed its previously announced acquisition of E-Dialog, Inc., a Delaware corporation ("E-Dialog").  The acquisition was made pursuant to an Agreement and Plan of Merger, dated January 23, 2008, by and among GSI, Dolphin Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of GSI ("Acquisition Sub"), E-Dialog and the stockholders' representative referred to therein (the "Merger Agreement").  Under the terms of the Merger Agreement, Dolphin Acquisition Corporation merged with and into E-Dialog with E-Dialog surviving the merger (the “Merger”) as a wholly owned subsidiary of GSI.  As of the effective time of the Merger, the aggregate cash portion of the Merger consideration is approximately $147.7 million, which is comprised of $142.2 million payable to E-Dialog securityholders, $2.5 million in change of control payments payable to certain employees of E-Dialog and $3.0 million of transaction expenses incurred by E-Dialog.  In addition, GSI issued restricted share units of its common stock and restricted shares of its common stock with a fair value of approximately $9.3 million which is expected to be recognized as compensation cost, net of estimated forfeitures, by GSI over the requisite vesting period subsequent to the Merger.  In accordance with the terms of the Merger Agreement, a portion of the aggregate Merger cash consideration payable to former E-Dialog stockholders is being held in escrow to secure claims by GSI for indemnification under the Merger Agreement and with respect to any exercise of appraisal rights by former E-Dialog stockholders.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008.

On February 13, 2008, GSI issued a press release announcing the completion of the acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The financial statements of E-Dialog, Inc., and the pro forma financial information of GSI Commerce, Inc., required under Item 9.01 of this report will be filed by amendment not later than 71 days after the date of this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The audited financial statements of E-Dialog, Inc. will be filed by amendment not later than 71 calendar days after the date of this Current Report on Form 8-K.  The unaudited interim financial statements of E-Dialog, Inc., required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

99.1           Press Release issued by GSI Commerce, Inc., dated February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008	GSI COMMERCE, INC.

	By:	/s/ Arthur H. Miller
		Name:	Arthur H. Miller
		Title:	Executive Vice President and
Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by GSI Commerce, Inc., dated February 13, 2008